Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Capital Bancorp, Inc. of our reports dated March 15, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Capital Bancorp, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Capital Bancorp, Inc. for the year ended December 31, 2023.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina
October 1, 2024